Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-80475 of DoctorSurf.com, Inc. of our report dated May 19, 1999 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP


Certified Public Accountants
Tampa, Florida
September 23, 1999